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                                                                     EXHIBIT 5.2



                                  April 7, 2005

Board of Directors
The Detroit Edison Company
2000 2nd Avenue
Detroit, Michigan 48226

         REGISTRATION STATEMENT ON FORM S-4 FOR EXCHANGE OF OUTSTANDING
                  4.80% 2005 SERIES A SENIOR NOTES DUE 2015 AND
                    5.45% 2005 SERIES B SENIOR NOTES DUE 2035
       FOR SENIOR NOTES TO BE REGISTERED UNDER THE SECURITIES ACT OF 1933

Ladies and Gentlemen:

         We have acted as counsel to The Detroit Edison Company, a Michigan corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register $200,000,000 aggregate principal amount of 4.80% 2005 Series AR Senior Notes due 2015 (the "4.80% Exchange Notes") and $200,000,000 aggregate principal amount of 5.45% 2005 Series BR Senior Notes due 2035 (the "5.45% Exchange Notes" and, together with the 4.80% Exchange Notes, the "Exchange Notes"). The 4.80% Exchange Notes are to be issued in exchange (the "Exchange Offer") for an equal aggregate principal amount of 4.80% 2005 Series A Senior Notes due 2015 (the "4.80% Outstanding Notes"), and the 5.45% Exchange Notes are to be issued in exchange for an equal aggregate principal amount of 5.45% 2005 Series B Senior Notes due 2035 (the "5.45% Outstanding Notes" and, together with the 4.80% Outstanding Notes, the "Outstanding Notes")(the "Exchange Offer"). Each series of Outstanding Notes was issued on February 7, 2005 in reliance on an exemption from registration under the Securities Act for offers and sales of securities not involving public offerings.

         The Exchange Notes will be issued pursuant to the terms of a Collateral Trust Indenture, dated as of June 30, 1993, as amended and supplemented (the "Indenture"), between the Company and J.P. Morgan Trust Company, National Association, as successor trustee (the "Trustee"). The terms of the Exchange Offer are described in the Registration Statement filed by the Company with the Commission.

         In connection with the foregoing, we have examined and relied upon originals or copies, certified to our satisfaction, of certificates of officers of the Company and of public officials and such other documents as we have deemed relevant or necessary for the purpose of rendering this opinion.

         For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the


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genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof.

         Based upon the foregoing, we are of the opinion that:

         The Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as enforceability thereof may be limited or affected by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws of general applicability relating to or affecting creditors' rights and general equity principles, regardless of whether enforceability is considered in a proceeding at law or equity, when:

         (i) the issuance of the Exchange Notes has been authorized by order of the Federal Energy Regulatory Commission;

         (ii) the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture; and

         (iii) the Exchange Notes shall have been delivered to those holders of Outstanding Notes in exchange for such Outstanding Notes pursuant to the Exchange Offer.

         In giving this opinion, we have relied, with your consent, as to matters of Michigan law upon the opinion of Thomas A. Hughes, Vice President and General Counsel of the Company. As to all matters of New York law, Thomas A. Hughes, Vice President and General Counsel of the Company, is authorized to rely upon this opinion as if it were addressed to him.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. We do not undertake to advise you of any changes in the opinion expressed herein from matters that might hereafter arise or be brought to our attention.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams LLP